News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Accepted as a Member of The Welding Institute

Globally Recognized as a Leading Engineering and Research Facility

TAMPA, FL – October 4, 2018 — MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the Company has been accepted as the newest member of The Welding Institute (“TWI”), a leading international membership body for welding and joining professionals. TWI has been at the forefront of welding and metal fabrication technologies since its genesis as a spin-out from Cambridge University more than 60 years ago.

Today, TWI is a driving force behind a wide range of government and industry-funded research initiatives related to welding, joining, fabrication and many other engineering applications. Many of the largest global manufactures are members of this prestigious organization. More information on TWI can be found at the following link:

https://www.twi-global.com/

“This is a significant milestone for MagneGas,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “With our current expansion into Europe, it is critical for the Company to identify research centers of excellence that closely align with our three core technology applications: gasification, waste to energy, and sterilization. With TWI, we are very pleased to join the premier welding research organization in the world.”

Santilli continued, “With the augmented resources now at our disposal as a member of TWI, we can unlock significant new gas technology breakthroughs using our patented plasma arc system. We also believe we can meaningfully accelerate the commercial adoption of our technology in Europe through independent validation with centers of excellent such as TWI.”

“With membership in TWI, we benefit both from a research and financial perspective,” commented Scott Mahoney, Chief Financial Officer of MagneGas. “As a member, we can engage the entire research team at TWI at a discounted cost basis to help us validate and enhance our technology capabilities. To try and replicate the depth and breadth of their engineering and research team would cost in the millions, perhaps even tens of millions in annual staffing expenses. To have this world class team available on an as-needed basis is extremely cost effective for MagneGas.”

About MagneGas Applied Technology Solutions

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.